OPTION  NO._________
                             STOCK OPTION AGREEMENT
                             ----------------------


     This STOCK OPTION AGREEMENT is made and entered into on          , 2001, by
and between E-Net Financial.com, Inc. ("Company"), and Thomas Ehrlich, an individual (referred to herein as the "Optionee"), with reference to the following recitals of facts:

     WHEREAS, the Company desires to grant the Optionee a stock option ("Option") to purchase shares of common stock of the Company (the "Shares") upon the terms and conditions hereinafter stated; and

NOW, THEREFORE, in consideration of the covenants herein set forth, the parties hereto agree as follows:

     1.     Shares;  Price.  The  Company hereby grants to Optionee the right to
            ---------------
purchase, upon and subject to the terms and conditions herein stated, two million Shares for cash at the closing price of the Shares as of the date of this Agreement, such price being not less than the fair market value per share of the Shares covered by these Options as of the date hereof.

     2.     Term  of Option.  This Option shall expire, and all rights hereunder
            ---------------
to  purchase  the  Shares  shall  terminate  five  years  from  the date hereof.

     3.     Exercise.  This Option shall be exercised by delivery to the Company
            --------
of: (a) a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A; (b) a check or cash in
                                              ----------
the amount of the purchase price of the Shares covered by the notice. This Option shall be exercisable upon $2 million being converted to equity in the Company from the contemplated bond offering. All amounts less than that shall be exercisable on a pro-rata basis (i.e., if $1 million from the $5 million offering is converted into equity in E-Net from the bond offering, then 20% of the subject options shall be exercisable, regardless of whether the subject listing occurs).

     4.     Termination of Employment or Engagement.  If Optionee shall cease to
            ---------------------------------------
serve as an Employee of the Company or Parent Company, whether voluntarily or involuntarily, other than by the conclusion of the term of Optionee's written agreement, Optionee shall retain all rights set forth herein for vested Options and all non-vested options shall terminate and be of no further force or effect.

     5.     Recapitalization. The number of Shares covered by this Option, shall
            ----------------
not be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been "effected without receipt of consideration by the Company. The exercise price of this Option shall not be adjusted upon such a subdivision or consolidation of the shares. The number of such Shares shall be increased/decreased on a pro rata basis in accordance with any stock split, provided, however, in the event of a reverse stock split, the amount of options shall not be reduced below 60% of the amount issued under this option and under no circumstances shall the exercise price of this option be adjusted. Provided, however at no time shall the aggregate shares exercisable under this Option equal greater than 10% of the total shares outstanding on a fully diluted basis (such calculation to be performed at the time of the initial exercise).

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, all options granted herein shall immediately vest and be exercisable. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the vesting provisions of Section 3 shall continue to apply.

6.     Registration  Rights.  The  Optionee  shall  have  the  right to register
       --------------------
Shares covered by vested options on Form S-8 pursuant to Optionee's Employment Agreement to which this Option is an Exhibit.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                              E-NET  FINANCIAL.COM,  INC.

                                              /s/ Vincent R. Rinehart
                                              BY: Vincent R. Rinehart
                                              ITS: President & CEO


                                              THOMAS  EHRLICH

                                              /s/ Thomas Ehrlich
                                              Thomas  Ehrlich,  Optionee

                                  Appendix "A"
                                  ------------

                                     FORM OF

                               NOTICE OF EXERCISE

                                  APPENDIX "A"
                                  ------------

                               NOTICE OF EXERCISE

E-Net  Financial.com,  Inc
3200  Bristol  Street,  Suite  700
Costa  Mesa,  CA  92626


                                     (date)

Re:  Exercise  of  Stock  Option

     Notice is hereby given pursuant to Section 1 of my Employment Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

     Stock  Option  dated:                    ______________________

     Number  of  shares  being  purchased:    ______________________

     Option  Exercise  Price:                $______________________

     A check in the amount of the aggregate price of the shares being purchased is attached.

     I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof.

     Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

     I agree to provide to the Company such additional documents or information as may be required by law.


                                      ____________________________
                                      (Signature)

                                      ____________________________
                                      (Name  of  Optionee)